Exhibit 10.15

PROMISSORY NOTE [AND SECURITY AGREEMENT]

$[●]	Effective Date: July 20, 2022

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, RUBICON TECHNOLOGIES, LLC, a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of ______________________ (“Lender”, and together with the Borrower, the “Parties”), the principal amount of _________________________ U.S. Dollars ($________________) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in this Section 1.

“Applicable Rate” means the rate equal to ten percent (10.0%) per annum.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Wilmington, Delaware are authorized or required by law to close.

“Default Rate” means the Applicable Rate plus five percent (5%) per annum.

“Loan Fee” means a fee equal to fifteen percent (15%) of the principal amount of the Loan less all accrued interest, whether paid or unpaid. The Loan Fee shall be due and payable on the Maturity Date pursuant to Section 2.1 and shall not accrue interest.

“Maturity Date” means the earliest of: (a) the date on which the Merger Closing occurs; or (b) August 15, 2022.

“Merger Closing” means consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 15, 2021, by and among Founder SPAC, a Cayman Islands exempted company (“Acquiror”), Ravenclaw Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Acquiror, Ravenclaw Merger Sub Corporation 2, a Delaware corporation and wholly-owned subsidiary of the Acquiror, Ravenclaw Merger Sub Corporation 3, a Delaware corporation and wholly-owned subsidiary of the Acquiror, Boom Clover Business Limited, a British Virgin Islands corporation, NZSF Frontier Investments Inc., a Delaware corporation, PLC Blocker A LLC, a Delaware limited liability company, and the Borrower.

2. Final Payment; Prepayment.

2.1 Final Payment. The entire unpaid principal amount of the Loan, all accrued and unpaid interest, the Loan Fee and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2 Prepayment. The Borrower may prepay the Loan in whole at any time without penalty or premium by paying the entire principal amount of the Loan together with all accrued interest thereon to the date of prepayment and the Loan Fee.

3. Interest.

3.1 Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan shall bear interest at the Applicable Rate from the Effective Date set forth above until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2 Interest and Loan Fee Payment. All accrued interest and the Loan Fee shall be due and payable to the Lender on the Maturity Date.

3.3 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4. Payment Mechanics. All payments of interest and principal shall be made in lawful money of the United States of America no later than the close of business on the date on which such payment is due by wire transfer of immediately available funds to the Lender’s account at a bank specified by the Lender in writing to the Borrower. All payments made hereunder shall be applied first to the payment of accrued interest, second to the Loan Fee, and third to the payment of the principal amount of the Loan outstanding. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5. Remedies. Upon the occurrence and during the continuance of any event of default by Borrower, the Lender may at its option by written notice to the Borrower declare the entire principal amount of this Note, together with all accrued interest thereon, the Loan Fee and all other amounts payable hereunder, immediately due and payable.

6. Security Interest. As security for the prompt and full satisfaction of the outstanding Loan of this Note, and all other sums due under this Note including the Loan Fee, Borrower agrees that Lender shall have, and Borrower hereby grants to and creates in favor of Lender, a first priority lien and security interest in all proceeds from the Merger Closing (together with all accessions, additions, products and proceeds, the “Collateral”). Borrower agrees that it shall not, without the prior written consent of Lender, grant or create or permit to attach or exist any mortgage, security interest, lien, judgment, or other encumbrance of or in the Collateral or any portion thereof, other than the security interest provided for in this Note. Borrower agrees that it shall preserve and protect Lender’s security interest in the Collateral. In addition to all rights and remedies given to Lender by this Note, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Delaware (the “UCC”). Borrower and Lender agree that this Note constitutes a security agreement under the UCC. Borrower agrees to provide from time to time at the request of Lender such additional documents or instruments for Lender to perfect and maintain its security interest in the Collateral. Borrower consents to Lender filing or causing to be filed or recorded, such instruments, documents or notices, including assignments, financing statements and continuation statements as Lender may deem necessary or advisable from time to time in order to perfect, to continue perfected and to preserve the priority of the lien and security interest in the Collateral granted pursuant to this Note.

7. Non-Contravention. Neither the execution and the delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Borrower is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Borrower is a party or by which the Borrower is bound or to which any of its assets is subject; or (c) require any consent or other action by any person under any agreement or other instrument to which any Borrower is a party or that is binding upon any Borrower or any license, franchise, permit or other similar authorization held by any Borrower.

8. Miscellaneous.

8.1 Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this Section 8.1. Notices (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received and (ii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

If to Borrower:	Rubicon Technologies, LLC 100 West Main Street, Suite 610 Lexington, Kentucky 40507 Attention: William Meyer, General Counsel Email: bill.meyer@rubicon.com

If to Lender:	_________________________ _________________________ _________________________ Email: _________________________

8.2 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Delaware.

8.3 Counterparts; Integration. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Note. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with U.S. federal ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

8.4 Successors and Assigns. This Note may be assigned or transferred by the Lender or the Borrower only with the prior written consent of the other party to this Note.

8.5 Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

[Signatures on the Following Page(s).]

IN WITNESS WHEREOF, Borrower and Lender have executed this Note effective as of the Effective Date.

BORROWER:

RUBICON TECHNOLOGIES, LLC,
a Delaware limited liability company

By:
Name:
Title:

LENDER:

By:
Name:
Title:

[Signature Page to Promissory Note – Rubicon Technologies, LLC]

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